Exhibit 99.1

CONTACT:
Investors

PondelWilkinson Inc.

Laurie Berman

310-279-5962

lberman@pondel.com

RENTRAK REPORTS FISCAL 2011 FIRST QUARTER FINANCIAL RESULTS

– Advanced Media Information (AMI) Division Revenue Rises 132% –

PORTLAND, Ore. (August 3, 2010) -- Rentrak Corporation (NASDAQ: RENT), the leader in multi-screen media measurement serving the advertising and entertainment industries, today announced financial results for its fiscal first quarter ended June 30, 2010.

Consolidated revenues increased more than 13 percent to $24.6 million for the fiscal 2011 first quarter, versus $21.6 million for the fiscal 2010 first quarter, driven primarily by strong growth in the company’s Advanced Media Information (AMI) division.

▪      Revenues in the company’s AMI division grew 132 percent to $8.3 million, from $3.6 million for the first quarter of fiscal 2011, reflecting a full quarter contribution from the company’s acquisition of Nielsen EDI and incremental revenues generated from the company’s Essentials© suite of multimedia measurement services.  The AMI segment grew to 34 percent of consolidated revenues, from 17 percent for the prior-year period.

▪      Revenues in the company’s Home Entertainment division were $16.3 million, compared with $18.1 million for the first quarter of fiscal 2010.

”Our results this quarter were fantastic, including triple-digit growth in our AMI business and non-GAAP earnings per share of $0.12 before increased stock compensation expense and costs relating to our acquisition of Nielsen EDI.  Adding EDI boosted our global box office currency business while Rentrak’s TV database currencies continue to show strong results,” said Bill Livek, Rentrak’s Chief Executive Officer.  “We are continuing to successfully execute against our business initiatives as we become the database currency of choice throughout the entertainment and advertising industries.”

Gross margin improved to $10.7 million, or 43 percent of consolidated revenues, for the first quarter of fiscal 2011, versus $7.4 million, or 34 percent of consolidated revenues, for the same period last year, as the company continues to shift its revenue and profit mix toward its AMI division, which generates significantly higher returns than its Home Entertainment business.  Gross margin in the company’s AMI division totaled 72 percent of AMI revenues and 56 percent of consolidated gross profit.

Operating expenses for the fiscal 2011 first quarter were $10.7 million, or 44 percent of consolidated revenues, compared with $7.3 million, or 34 percent of consolidated revenues, for last year’s fiscal first quarter.  The increase primarily reflects $400,000 in one-time charges related to the acquisition of EDI, $1.4 million in recurring EDI operating expenses, and a $1.6 million increase in stock-based compensation expense.

Rentrak Reports Fiscal 2011 First Quarter Financial Results

August 3, 2010

Operating loss for the fiscal 2011 first quarter was $34,000, which included the one-time item and stock-based compensation costs already mentioned.  Operating income for the fiscal 2010 first quarter was $112,000, which included $120,000 in stock-based compensation expense and an asset impairment charge of $65,000.  Excluding the one-time items and stock-based compensation costs in both periods, operating income would have been $2.1 million for the fiscal 2011 first quarter, versus $300,000 for the fiscal 2010 first quarter.

Net income totaled $87,000, or $0.01 per diluted share, for the first quarter of fiscal 2011, compared with $282,000, or $0.03 per diluted share, for the first quarter of fiscal 2010.  Excluding the one-time costs and stock-based compensation expense already mentioned in both quarters, net income for the fiscal 2011 first quarter would have been $1.3 million, or $0.12 per diluted share, compared with $390,000, or $0.04 per diluted share, for the fiscal 2010 first quarter. The reconciliation of non-GAAP EPS to EPS, the most comparable financial measure based upon generally accepted accounting principles (GAAP), as well as a further explanation about non-GAAP EPS, is included in the financial tables at the end of this press release.

Adjusted EBITDA for the first quarter of fiscal 2011 grew substantially to $2.5 million from $756,000 for the same quarter of the prior fiscal year.  Excluding the one-time costs already mentioned in both quarters, adjusted EBITDA would have been $2.9 million for the fiscal 2011 first quarter, versus $821,000 for the fiscal 2010 first quarter.  The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon generally accepted accounting principles (GAAP), as well as a further explanation about adjusted EBITDA, is included in the financial tables at the end of this press release.

The company recorded a tax benefit of $27,000 for the first quarter of fiscal 2011, versus an expense of $129,000 for the prior-year period.  The change was due primarily to tax benefits related to stock options that were exercised and the reversal of a tax contingency due to a lapse in the statute of limitations.

The company generated $3.8 million in cash from operating activities for the first quarter of fiscal 2011, compared with $2.6 million for the first quarter of fiscal 2010.

Rentrak’s cash, cash equivalents and marketable securities balance rose to $23.9 million at June 30, 2010, from $19.9 million at March 31, 2010.

Rentrak said that it recently accomplished several important milestones during the quarter including:

▪      The integration of DISH Network’s data into TV Essentials®, the company’s national viewership measurement service, and StationView Essentials, the company’s local measurement service, making Rentrak the only service to provide a comprehensive database look at television viewing habits in all 210 television markets throughout the U.S.  The data is expected to be commercially available during the company’s quarter ending September 30, 2010, combining viewership information from satellite TV, telco TV and cable TV…an industry first.

▪      Signing an agreement to integrate Charter Communications’ set-top-box data from all of their markets, further extending Rentrak’s leadership role in combining viewership intelligence from satellite TV, telco TV and cable TV.

▪      Integrating Experian-Simmons’ national and local consumer purchase propensity information with TV Essentials® and StationView Essentials.  By combining these powerful information databases, advertisers can better reach their targets; networks and local stations can attract new advertisers; and consumers will see messages and offers that are more relevant to them.

Rentrak Reports Fiscal 2011 First Quarter Financial Results

August 3, 2010

▪      Growing StationView Essentials to include 42 TV stations in 23 TV markets, up from 25 TV stations in 13 TV markets in June.

▪      Expanding its board of directors with the nomination of William Engel, a 40-year media and marketing veteran and co-holder of a patent for the integration of disparate datasets, and Martin O’Connor, a prominent attorney with extensive international media relationships and involvement in the digital film industry.

Conference Call

Rentrak will hold a conference call at 5:00 p.m. (ET) / 2:00 p.m. (PT) today to discuss its 2011 first quarter financial results.  Shareowners, members of the media and other interested parties may participate in the call by dialing 800-706-7745 from the U.S. or Canada, or 617-614-3472 from international locations, passcode 77948202.  This call is being webcast and can be accessed at Rentrak’s web site at www.rentrak.com where it will be archived through August 3, 2011. An audio replay of the conference call is available through midnight August 10, 2010 by dialing 888-286-8010 from the U.S. or Canada, or 617-801-6888 from international locations, passcode 36216216.

About Rentrak Corporation

Rentrak Corporation (Nasdaq: RENT) is a global digital media measurement and research company, serving the most recognizable companies in the entertainment industry.  With a reach across numerous platforms including box office, home entertainment, on-demand and linear television, broadband and mobile, Rentrak is headquartered in Portland, Oregon, with additional offices worldwide in Los Angeles, New York City, Miami/Ft. Lauderdale, Chicago, Argentina, Australia, Canada, France, Germany, Mexico, Spain and the United Kingdom.  For more information on any of Rentrak's services, please visit www.rentrak.com.

Safe Harbor Statement

When used in this discussion, the words “anticipate,” “expects,'' “intends'' and similar expressions are intended to identify forward-looking statements.  Such statements relate to, among other things, that Rentrak will continue to execute against its business initiatives and become the database currency of choice, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  Factors that could affect Rentrak's financial results include customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, its ability to successfully integrate acquired businesses, and Rentrak’s customers continuing to comply with the terms of their agreements.  Additional factors that could affect Rentrak's financial results are described in Rentrak's March 31, 2010 annual report on Form 10-K filed with the Securities and Exchange Commission.  Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

# # #

(Financial Tables Follow)

Rentrak Reports Fiscal 2011 First QuarterFinancial Results

August 3, 2010

Rentrak Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	June 30,	March 31,
	2010	2010
Assets
Current Assets:
Cash and cash equivalents	$1,623	$2,435
Marketable securities	22,273	17,490
Accounts and notes receivable, net of allowances for
doubtful accounts of $520 and $565	17,267	19,862
Taxes receivable and prepaid taxes	1,705	1,235
Other current assets	818	916
Total Current Assets	43,686	41,938

Property and equipment, net of accumulated
depreciation of $11,613 and $10,985	8,159	7,569
Goodwill	3,283	3,396
Other intangible assets, net of accumulated
amortization of $193 and $76	11,090	11,344
Other assets	624	559
Total Assets	$66,842	$64,806

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$6,073	$6,170
Accrued liabilities	1,337	1,174
Accrued compensation	3,060	2,543
Deferred income tax liabilities	67	68
Deferred revenue	1,258	1,356
Total Current Liabilities	11,795	11,311

Deferred rent, long-term portion	908	924
Deferred income tax liabilities	298	328
Taxes payable, long-term	998	1,015
Total Liabilities	13,999	13,578

Commitments and Contingencies	-	-

Stockholders' Equity:
Preferred stock, $0.001 par value; 10,000
shares authorized; none issued	-	-
Common stock, $0.001 par value; 30,000
shares authorized; shares issued and outstanding:
10,886 and 10,595	11	11
Capital in excess of par value	50,818	48,887
Accumulated other comprehensive income (loss)	(314)	89
Retained earnings	2,328	2,241
Total Stockholders' Equity	52,843	51,228
Total Liabilities and Stockholders' Equity	$66,842	$64,806

Rentrak Reports Fiscal 2011 First QuarterFinancial Results

August 3, 2010

Rentrak Corporation and Subsidiaries
Condensed Consolidated Income Statements
(Unaudited)
(In thousands, except per share amounts)

	For the Three Months Ended June 30,
	2010	2009

Revenue	$24,561	$21,637
Cost of sales	13,904	14,237
Gross margin	10,657	7,400

Operating Expenses:
Selling and administrative	10,574	7,052
Provision for doubtful accounts	117	171
Asset impairment	-	65
	10,691	7,288

Income (loss) from operations	(34)	112

Other income:
Interest income, net	94	299

Income before income taxes	60	411
(Benefit) provision for income taxes	(27)	129
Net income	$87	$282

Basic net income per share	$0.01	$0.03

Diluted net income per share	$0.01	$0.03

Shares used in per share calculations:
Basic	10,725	10,492
Diluted	11,226	10,908

Rentrak Reports Fiscal 2011 First QuarterFinancial Results

August 3, 2010

Rentrak Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	For the Three Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income	$87	$282
Adjustments to reconcile net income to net cash flows
provided by operating activities:
Tax benefit (expense) from stock-based compensation	785	(15)
Depreciation and amortization	756	524
Impairment of capitalized software projects	-	65
Adjustment to allowance for doubtful accounts	(45)	49
Stock-based compensation	1,744	120
Excess tax benefits from stock-based compensation	(654)	(15)
Deferred income taxes	(31)	525
Realized gain on marketable securities	(2)	-
(Increase) decrease in:
Accounts and notes receivable	2,708	2,277
Taxes receivable and prepaid taxes	(470)	(175)
Other current assets	304	(30)
Increase (decrease) in:
Accounts payable	(117)	(1,001)
Taxes payable	(17)	55
Accrued liabilities and compensation	(1,124)	6
Deferred revenue and other liabilities	(114)	(32)
Net cash provided by operating activities	3,810	2,635

Cash flows from investing activities:
Purchase of marketable securities	(6,583)	-
Sale or maturity of marketable securities	1,800	-
Purchase of property and equipment	(1,074)	(771)
Net cash used in investing activities	(5,857)	(771)

Cash flows from financing activities:
Issuance of common stock	1,030	250
Excess tax benefits from stock-based compensation	654	15
Repurchase of common stock	-	(302)
Net cash provided by (used in) financing activities	1,684	(37)

Effect of foreign exchange translation on cash	(449)	90

Increase (decrease) in cash and cash equivalents	(812)	1,917

Cash and cash equivalents:
Beginning of year	2,435	4,601
End of period	$1,623	$6,518

Supplemental non cash information:
Capitalized stock-based compensation	$165	$-

Rentrak Reports Fiscal 2011 First QuarterFinancial Results

August 3, 2010

Rentrak Corporation and Subsidiaries
Information by Segment
(Unaudited)
(in thousands)

		For the Three Months
		Ended June 30,

		2010	2009
HOME	Sales to external customers	$16,290	$18,066
ENTERTAINMENT	Gross margin	$4,737	$5,138

AMI	Sales to external customers	$8,271	$3,571
	Gross margin	$5,920	$2,262

Total	Sales to external customers	$24,561	$21,637
	Gross margin	$10,657	$7,400

Rentrak Reports Fiscal 2011 First QuarterFinancial Results

August 3, 2010

Rentrak Corporation and Subsidiaries
Reconciliation of GAAP and Non-GAAP Financial Measures
Adjusted EBITDA
(Unaudited)
(in thousands)

	For the Three Months Ended June 30,

	2010	2009

Net Income	$87	$282
Adjustments:
(Benefit) provision for income taxes	(27)	129
Interest income, net	(94)	(299)
Depreciation and amortization	756	524
Stock-based compensation	1,744	120

Adjusted EBITDA	$2,466	$756

About Adjusted EBITDA

From time to time, we may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) in our conference calls and discussions with analysts in connection with our reported historical financial results.  Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles ("GAAP"), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA).  The reconciliation of GAAP and Non-GAAP financial measures for the three month periods ended June 30, 2010 and 2009, is included in the above table.  Management of the Company believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the Company and its capacity to operationally fund capital expenditures and working capital requirements.  Due to the nature of the Company's internally-developed software policies and the Company's use of stock-based compensation, the Company incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Therefore, the Company believes that using the measure of Adjusted EBITDA will help provide a better understanding of the Company's underlying financial performance and ability to generate cash flows from operations.

Rentrak Reports Fiscal 2011 First QuarterFinancial Results

August 3, 2010

Rentrak Corporation and Subsidiaries
Reconciliation of GAAP and Non-GAAP Financial Measures
Non-GAAP EPS
(Unaudited)

	For the Three Months Ended June 30,
	2010	2009

EPS, Diluted	$0.01	$0.03
Impact of:
One-time item(s)	$0.02	$0.00
Stock-based compensation	$0.09	$0.01
Non-GAAP EPS, Diluted	$0.12	$0.04

About Non-GAAP EPS, Diluted

From time to time, we may refer to "non-GAAP EPS" in our conference calls and discussions with analysts in connection with our reported historical financial results.  This financial measure does not represent EPS as defined by generally accepted accounting principles ("GAAP"), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported EPS.  The reconciliation of GAAP and Non-GAAP financial measures for the three month periods ended June 30, 2010 and 2009, is included in the above table.  Management of the Company believes that one-time item(s) and stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the Company.  Due to the nature of the Company's equity and stock-based compensation plans and items which are considered nonrecurring in nature, the Company's EPS, which includes these items, may not be indicative of its on-going operating performance . Therefore, the Company believes that using the measure of "non-GAAP EPS" will help provide a better understanding of the Company's underlying financial performance.